EXHIBIT 3.1

COMPOSITE OF
CERTIFICATE OF LIMITED PARTNERSHIP
FOR
MID-AMERICA APARTMENTS, L.P.
(As amended through September 14, 2018)

Pursuant to the provisions of Tennessee Revised Uniform Limited Partnership Act, Section 61-2-201, the undersigned general partner(s) hereby execute(s) a certificate of limited partnership:

1.	The name of the limited partnership is Mid-America Apartments, L.P.
2.	The complete address of the principle office is:

6815 Poplar Avenue, Suite 500

Germantown (Shelby County), Tennessee 38138

3.	The complete address of the registered office in Tennessee is:

801 S. Gay Street

Knoxville (Knox County), Tennessee 37929

4.	The name of the registered agent, to be located at the address listed as No. 3 is:

CT Corporation System

5.	The name and address of the sole general partner is:

Mid-America Apartment Communities, Inc.

6815 Poplar Avenue, Suite 500

Germantown (Shelby County), Tennessee 38138

6.	The certificate of limited partnership is to be effective upon filing by the Secretary of State.